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                                                                    EXHIBIT 10.2

                              FIRST AMENDMENT TO
                           1996 AMENDED AND EXTENDED
              LOAN PURCHASE AND ADMINISTRATIVE SERVICES AGREEMENT


     THIS FIRST AMENDMENT TO 1996 AMENDED AND EXTENDED LOAN PURCHASE AND ADMINISTRATIVE SERVICES AGREEMENT (the "Amendment") is made, dated and effective as of April 28, 1997 by and between CWM Mortgage Holdings, Inc. (formerly known as Countrywide Mortgage Investments, Inc.), a Delaware corporation (the "Company"), and Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), a New York corporation ("CHL"). Capitalized terms not otherwise defined herein shall have the respective meanings given such term in the Agreement (as defined below).

                                  WITNESSETH

     WHEREAS, the Company and CHL have entered into that certain 1996 Amended and Extended Loan Purchase and Administrative Services Agreement dated as of June 1, 1996 (the "Agreement"), pursuant to which the Company, directly or through its Subsidiaries, may purchase loans from CHL and appoint CHL to service mortgage loans for the Company and its Subsidiaries;

     WHEREAS, the Company, Countrywide Asset Management Corporation (the "Manager), an affiliate of CHL, and Countrywide Credit Industries, Inc. have entered into an Agreement and Plan of Merger which provides for the acquisition of the Manager by the Company on the terms and subject to the conditions set forth therein;

     WHEREAS, in view of the foregoing, it is in the best interest of the Company to request an extension of the Agreement to a date which is the earlier of (x) the last business day of the month in which the shareholders of the Company approve the proposed merger between the Company and the Manager and (y) May 31, 1998; and

     WHEREAS, the Company and the Manager wish to extend the Agreement on the terms and subject to the conditions set forth herein below.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Amendment.  The parties hereto have agreed to extend the term of the
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Agreement.  In order to effectuate this agreement, the first sentence of Section
8(a) of the Agreement is hereby amended to read as follows:

          "This Agreement shall continue in force through the earlier of (x) the last business day of the month in which the shareholders of the Company approve the
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     proposed merger between the Company and the Manager and (y) May 31, 1998, and thereafter it may be extended only with the consent of CHL and by the affirmative vote of a majority of the Unaffiliated Directors."

     2.   Representations and Warranties.  Each party hereto hereby represents
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and warrants to the other party as follows:

          (a) Such party has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

          (b) This Amendment has been duly executed and delivered on behalf of such party and constitutes the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms.

     3.   No Other Amendment.  Except as expressly amended herein, the Agreement
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shall remain in full force and effect as currently written.

     4.   Counterparts.  This Amendment may be executed in any number of
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counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized as of the day and year first above written.

                         CWM MORTGAGE HOLDINGS, INC.


                         By: /s/ Michael W. Perry
                            ---------------------
                            Michael W. Perry
                            President and Chief Operating Officer



                         COUNTRYWIDE HOME LOANS, INC.


                         By: /s/ Angelo R. Mozilo
                            ---------------------
                            Angelo R. Mozilo
                            Chairman and Chief Executive Officer

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